UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2005

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	509-489-0500

Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 21, 2005, Avista Corporation (Avista Corp. or the Company) announced the naming of Marian Durkin as senior vice president and general counsel, effective August 1, 2005. For further details, please refer to the press release filed as Exhibit 99.1 to this Current Report, which is incorporated herein by reference. Neither the filing of any press release as an exhibit to this Current Report nor the inclusion in such press releases of a reference to the Internet address of Avista Corp. or its subsidiaries shall, under any circumstances, be deemed to incorporate the information available at such Internet addresses into this Current Report. The information available at the Internet address of Avista Corp. or its subsidiaries is not part of this Current Report or any other report furnished or filed by Avista Corp. with the Securities and Exchange Commission.

The Company has entered into an employment agreement with Marian Durkin in the form of a Letter of Employment. The agreement provides for Ms. Durkin’s annual base salary to be $260,000. For 2005, the incentive bonus potential for Ms. Durkin’s position of Senior Vice President is 60% of base salary, which will be pro-rated based upon the effective start date, and paid on the same basis as incentive bonus payments to other officers. The agreement also allows Ms. Durkin to participate in Avista Corporation’s Executive Performance Share Plan. As a Senior Vice President, Ms. Durkin will be awarded an annual grant of 15,500 performance shares, with a potential payout of 0% — 150% of each grant based on a 3-year performance cycle. Ms. Durkin will also be provided with a Change in Control Contract upon her hire date.

As an executive of the Company, Ms. Durkin will be enrolled in the Executive Income Continuation Plan and the Supplemental Executive Long Term Disability Plan. Ms. Durkin will also be eligible to participate in the Supplemental Executive Retirement Plan, according to the eligibility set forth in the Plan document with the addition of the following provision:

After completing five years of full-time employment service Ms. Durkin will receive a “two for one” credit for Vesting Service for each completed year of full-time service from year six through year ten (employment service).

The foregoing summary of the employment agreement in the form of a Letter of Employment is qualified in its entirety by reference to the actual Letter of Employment, which is filed as Exhibit 10.1 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

10.1	Employment Agreement between the Company and Marian Durkin in the form of a Letter of Employment.

99.1	Press release dated June 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date: June 23, 2005	/s/ Malyn K. Malquist

Malyn K. Malquist
Senior Vice President, Chief
Financial Officer and Treasurer